Exhibit 10.1
EXECUTIVE SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

This Executive Severance Agreement and Release of Claims (“Agreement”) is made by and between Command Center, Inc. (the “Company”) and Frederick Sandford (“Executive”).

RECITALS

A.
Executive is voluntarily resigning from his employment with the Company.

B.
The Company wishes to provide for a severance payment to Executive and Executive wishes to release Company from any and all claims arising from or related to his employment relationship with the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the “Parties”) hereby agree as follows:

1.
Resignation.

(a)
Executive acknowledges that he submitted his resignation as an officer of the Company on February 1, 2018 to be effective on April 1, 2018 in accordance with his current employment agreement. Executive acknowledges and agrees that his employment with the Company as the President and Chief Executive Officer of the Company shall cease as of 11:59 p.m., March 31, 2018 (the “Effective Date”), and that he hereby resigns as a member of the Board of Directors of the Company, and from all other positions with the Company, effective as of the Effective Date. Notwithstanding the foregoing, Executive shall continue to perform all of his duties as the President and Chief Executive Officer of the Company through the Effective Date, including those duties associated with the Company’s compliance with all legal requirements, to the best of Executive’s ability.

(b)
Executive agrees that he shall not apply in the future or otherwise seek employment with the Company. In the event Executive does apply or seek employment, Company may disregard any such application. Given Executive’s agreement herein, any action taken or not taken by Company related to an application for employment by Executive will not be and cannot be construed or alleged as adverse, retaliatory, discriminatory or otherwise violative of any law or regulation.

2.
Consideration.

(a)
Executive shall continue to receive his regular base pay through the Effective Date. If Executive is presently a participant in any of the health insurance plans offered by Company, unless cancelled by Executive his participation shall continue through the Effective Date, subject to deduction from Executive’s pay for Executive’s usual share of premiums.

(b)
As further compensation, not later than ten days after the Effective Date, provided Executive has not rescinded this Agreement in accordance with Section 7 below, the Company will pay to Executive the additional gross amount of $275,000, less appropriate withholdings.

Severance Agreement and Release of Claims/Initials: _____

(c)
Additionally, as further consideration, not later than ten days after the Effective Date, provided Executive has not rescinded this Agreement in accordance with Section 7 below, the Company shall pay Executive an amount equal to one hundred and five (105%) percent of the value of Executive’s unexercised options to purchase the Company’s stock, whether vested or not, and such options shall then terminate and be of no further force or effect. Executive shall return to the Company the originals of all Stock Option Grant Agreements with respect to said terminated options. For purposes of this paragraph, the term “value of Executive’s unexercised options to purchase the Company’s stock” shall be determined as follows: From the average of the Bid and Asked prices of the Company’s common stock quoted on the OTCOB system at the close of business on March 29, 2018, subtract the option exercise price contained in the relevant Stock Option Grant Agreements, then multiply the result (not less than zero) by the number of unexercised option shares of stock (whether vested or not) remaining under the relevant Stock Option Grant Agreement.

(d)
Additionally, as further consideration, not later than ten days after the Effective Date, provided Executive has not rescinded this Agreement in accordance with Section 7 below, the Company shall pay Executive an amount for his attorney’s fees concerning termination of his employment with the Company and negotiation, preparation and execution of the Agreement in the amount of $25,000.

(e)
Payments to Executive shall be subject to all the usual withholdings. Executive acknowledges that except for the payments set forth in this Section 2, no other compensation or payments are due and that no additional amounts will be paid to him. The parties agree that no additional vacation or sick leave time will accrue after the Effective Date and that the specified payments to be made to Executive following the Effective Date include all accrued vacation time and other compensation due. Executive further acknowledges that no stock, stock options or other equity-based award or interest in the Company is due or will be given to him. Executive will not assert any claim for shares of stock, stock options or any other equity-based interest or for additional compensation or payment, whether claimed to be accrued vacation time, benefits, bonus, relocation expense or other expense reimbursement or any other category of compensation or payment.

3.
Effective Upon Execution. This Agreement shall become effective upon execution by both parties, provided however, Executive shall have the right to rescind this Agreement in accordance with Section 7 below within seven (7) days following the date this Agreement is fully executed. In the event Executive exercises his right to rescind this Agreement, all of the provision hereof, including any compensation to be paid to Executive in excess of the payments specified in Section 2.a above, shall be null and void.

4.
Return of Property. Executive shall return all Company property and confidential and proprietary information in his possession to the Company prior to Executive’s final day of employment. Executive hereby certifies that all proprietary documents of the Company, whether in printed or electronic form, will be returned to the Company, shredded or deleted not later than the Effective Date, so that Executive will not have in his possession any proprietary document of the Company in any form. Executive acknowledges that following the Effective Date, any items of personal property belonging to him and located at the office of the Company, shall be deemed to have been given and transferred by him to the Company. Before his last day of work, Executive shall also prepare and submit to Company a complete and accurate listing of all password-protected systems, websites and files that he has used and/or accessed during his employment, along with the user identification, passwords and all other login credentials that may be required to access such systems, sites and files.

Severance Agreement and Release of Claims/Initials: _____

5.
Release of Claims by Company.

(a)
Company releases Executive and his heirs, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action, loss or expense of every kind and description, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts, that have occurred up until and including the Effective Date, including without limitation, any and all claims relating to or arising from Executive’s relationship or prior dealings with the Company, including but not limited to Executive’s employment with the Company, and excepting only claims for acts of theft, fraud or embezzlement.

(b)
Any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Any determination for clawback or recovery shall be made in accordance with any applicable law or regulation.

6.
Release of Claims by Executive. Executive releases the Company and its officers, directors, representatives and affiliated companies, successors and assigns, on behalf of himself, and his heirs, family members, representatives, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action, loss or expense of every kind and description, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts, that have occurred up until and including the Effective Date, including, without limitation:

(a)
all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b)
all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment of any kind; retaliation; constructive discharge; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract, business relationship or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and all other causes of action;

(c)
all claims for violation of any federal, state or municipal statute, ordinance, rule or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and the Older Workers Benefit Protection Act;

Severance Agreement and Release of Claims  Initials: _____

(d)
all claims pursuant to any “whistleblower” law or regulation;

(e)
all claims arising out of any other laws and regulations relating to employment or employment discrimination, harassment or retaliation; and

(f)
all claims for attorneys’ fees and costs.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to all matters, except as otherwise specified. This release does not extend to any obligations incurred under this Agreement.

7.
Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date this Agreement is signed by Executive. Executive acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he could have at least twenty-one (21) days within which to consider this Agreement and that if he voluntarily chooses not to utilize the full twenty-one (21) calendar days, he has had a fully adequate opportunity to review this Agreement before signing it; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke or rescind the Agreement; and (d) this Agreement shall not be effective until after the revocation period has expired.

8.
No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein. If Executive has brought any administrative claims or complaints with any governmental agency, against the Company and/or any officer, director or employee of the Company, all such claims are hereby fully settled and resolved.

9.
Confidential Information.

(a)
For purposes of this Agreement, the words “Confidential Information” include all of the following:

(1)
The methods, procedures, plans, techniques, systems, data, processes, formats and designs utilized in Company’s operations;

(2)
The software utilized by Company;

Severance Agreement and Release of Claims/Initials: _____

(3)
All information relating to Company’s financial conditionand operational and financial plans and goals;

(4)
All information pertaining to Company’s customers, aswell as prospective customers, including customer lists and usagepatterns, pricing and bidding practices, customer contact information, and marketing and sales practices, methods and plans;

(5)
All business forms and all operations, sales and training manuals; and

(6)
All other information which by its nature would be reasonablyunderstood to be confidential.

(b)
Executive agrees not to disclose any Confidential Information to others, use any Confidential Information for his own benefit or make copies of any Confidential Information without Company’s written consent, whether during or after Executive’s employment with Company. Executive also agrees to return all Confidential Information in his possession to Company not later than the date specified to be the last day of Executive’s employment.

(c)
For purposes of this Agreement the words “Confidential Information” do not include any information that is or becomes generally available to the public, other than as a result of disclosure in violation of this agreement.

10.
Nondisparagement.

(a)
From the date of execution of this Agreement, Executive shall (i) refrain from making any public disparaging statements concerning Company, its officers, directors, employees or representatives or its business or operations and (ii) refrain from posting on any Internet site or online message board, chat room or blog any statement concerning Company, whether disparaging or not. Similarly, from the date of execution of this Agreement, the Company agrees to refrain from making or posting any disparaging statement about or concerning Executive.

(b)
Should any third parties, including prospective employers, inquire as to the employment of Executive with Company, Company will confirm Executive’s dates of employment, title, final rate of pay, and separation via voluntary resignation.

(c)
This Section 10 shall not prohibit the Parties from disclosing any information in response to a lawful subpoena or court order requiring disclosure of information or otherwise as required by law. Similarly, this section is not intended to prevent either party from providing truthful testimony and information regarding the other party in any administrative proceeding, when requested by a governmental agency to do so, whether with or without a subpoena.

11.
Costs. Except as otherwise specifically stated herein, the Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

Severance Agreement and Release of Claims/Initials: _____

12.
Arbitration. The Parties agree that all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration before the American Arbitration Association, at its office located nearest the Company’s corporate office in Denver, Colorado, under its Employment Dispute Resolution Rules. The Parties agree that the prevailing party in any arbitration shall be entitled to a judgment, order and injunctive relief as may be appropriate in any court of competent jurisdiction to enforce the arbitration award. Nothing set forth in this section shall prevent either party from seeking injunctive relief in a court of competent jurisdiction.

13.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

14.
No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15.
Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, that provision shall be modified so that it is legal and enforceable and in a manner which most closely reflects the intent of the Parties.

16.
Entire Agreement. Except as provided in the following sentence, this Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company and supersedes and replaces all prior agreements and understandings. All of the covenants and other post-employment provisions of any employment contract entered into between the Parties, which are specified to survive termination of employment or which by their nature apply following termination of employment, shall remain in full force and effect.

17.
No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company.

18.
Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

19.
Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.
Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)
They have read this Agreement;

Severance Agreement and Release of Claims/Initials: _____

(b)
They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)
They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)
They are fully aware of the legal and binding effect of this Agreement.

21.
Further Assurances. Following the effective date of this Agreement, Executive shall sign and deliver such further documents and instruments as may be reasonably requested by Company or its counsel, for purposes of carrying out the intent of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

 /s/ Frederick Sandford
Frederick Sandford

Date: March 28, 2018

COMMAND CENTER, INC.

 /s/ Brendan Simaytis
Brendan Simaytis
Secretary & Associate General Counsel

Date: March 28, 2018

Severance Agreement and Release of Claims/Initials: _____